UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    November 5, 2007
Date of Report (Date of earliest event reported)

     IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 5, 2007, Ireland Inc. (the “Company”) entered into an agreement (the “Consulting Agreement”) with RJ Falkner & Company, Inc. (“RJ Falkner”) whereby RJ Falkner agreed to provide the Company with various investor relations services for a nine month period ending on August 15, 2008.

In consideration of these services, the Company agreed to pay a retainer fee of $3,000 per month to RJ Falkner and to grant R. Jerry Falkner an option to purchase 100,000 shares of the Company’s common stock at a price of $1.75.

Unless the Company provides RJ Falkner with notice of its intent to cancel the Consulting Agreement by August 15, 2008, RJ Falkner will continue on a month-to-month basis until either party provides 60 days written notice of their intent to terminate the Consulting Agreement.

In accordance with the terms of the Consulting Agreement, the Company granted a non-qualified stock option to R. Jerry Falkner to purchase 100,000 shares of the Company’s common stock. The option granted is exercisable at a price of $1.75 per share and expires on August 15, 2017. A copy of the Stock Option Agreement is attached as an exhibit to this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement between the Company and RJ Falkner & Company, Inc., dated for reference as of November 5, 2007.

10.2	Consultant Non-Qualified Stock Option Agreement between the Company and R. Jerry Falkner, dated effective as of November 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: November 9, 2007
	By:	/s/ Douglas D.G. Birnie

Douglas D.G. Birnie
President and Secretary